UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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CHC Group Ltd.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

October      , 2015

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of CHC Group Ltd., I cordially invite you to attend our Extraordinary General Meeting of Shareholders. The meeting will be held on Monday, December 7, 2015 at 4:00 p.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting. However, regardless of whether you are present in person, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described in the Proxy Statement.

Thank you for your continued support of CHC Group Ltd.

Sincerely yours,

Karl S. Fessenden

President and Chief Executive Officer

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held On December 7, 2015

You are cordially invited to attend the Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of CHC Group Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“we,” “CHC” or the “Company”). The meeting will be held on Monday, December 7, 2015 at 4:00 p.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 to consider the following:

1.	a proposal to effect a reverse share split by way of consolidation of all of the Company’s ordinary shares, if and when the board of directors of the Company (the “Board”) resolves to do so prior to October 1, 2016, at a ratio to be determined by the Board to be sufficient to cause the trading price of the Company’s ordinary shares to be between $10.50 and $14.50 based on the then trading value; and

2.	to conduct any other business properly brought before the meeting.

The above proposal is more fully described in the Proxy Statement accompanying this notice.

The record date for the Extraordinary Meeting is October 20, 2015. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Hooman Yazhari
Senior Vice President, Legal and Administration

George Town, Grand Cayman, Cayman Islands

October     , 2015

You are cordially invited to attend the Extraordinary Meeting in person. It is important that your shares be represented and voted at the Extraordinary Meeting. You can vote your shares in person, electronically over the internet or by telephone, or, by an instrument in writing, including if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Extraordinary Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Extraordinary Meeting, you must obtain a proxy issued in your name from that record holder. If you wish to attend the Extraordinary Meeting in person, you should notify us by sending an email with your full name to chcquestions2015@chc.ca by 8:00 a.m. on December 3, 2015 and bring a valid government-issued picture identification, such as a driver’s license or passport, with you to the Extraordinary Meeting and, if asked, provide proof of share ownership as of the record date. We request that you please submit any questions you wish to be addressed at the Extraordinary Meeting in advance to chcquestions2015@chc.ca. Unless otherwise indicated, all references in this proxy notice to "$" refer to United States dollars.

i

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 7, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s Extraordinary Meeting, including at any adjournments or postponements thereof, to be held on Monday, December 7, 2015 at 4:00 p.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. You are invited to attend the Extraordinary Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Extraordinary Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement, are being distributed or made available on or about October , 2015.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials, including this Proxy Statement, over the internet. Consequently, the Company’s shareholders generally will not receive paper copies of our proxy materials unless they request them. We have instead sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record with instructions for accessing the proxy materials and voting over the internet or by telephone. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about October      , 2015 to all shareholders of record as of October 20, 2015 entitled to vote at the Extraordinary Meeting.

What am I voting on?

There is one matter scheduled for a vote: to effect a reverse share split by way of consolidation of all of the Company’s ordinary shares (issued and unissued) of a nominal or par value of US$0.0001 each into ordinary shares of a nominal or par value that results from the ratio of the reverse share split, such split to be implemented if and when the Board resolves to do so prior to October 1, 2016, at a ratio to be determined by the Board to be sufficient to cause the trading price of the Company’s ordinary shares to be between $10.50 and $14.50 based on the then trading value (the “Reverse Share Split Proposal”).

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What is the Board’s recommendation?

The Board recommends a vote “For” approval of the Reverse Share Split Proposal.

What will happen if the Reverse Share Split Proposal is not approved?

If the Reverse Share Split Proposal is not approved, we may be unable to maintain the listing of our ordinary shares on the New York Stock Exchange (the “NYSE”), which could adversely affect the liquidity and marketability of our ordinary shares.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after October , 2015. In addition, you may request a printed copy of our proxy materials by following the instructions found in the Notice.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Extraordinary Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the internet or by telephone, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Extraordinary Meeting.

How do I attend the Extraordinary Meeting?

The Extraordinary Meeting will be held on Monday, December 7, 2015 at 4:00 p.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. Only shareholders as of the record date are entitled to attend the Extraordinary Meeting. If you wish to attend the Extraordinary Meeting in person, you should notify us by sending an email with your full name to chcquestions2015@chc.ca by 8:00 a.m. on December 3, 2015. Each shareholder must present valid government-issued picture identification, such as a driver’s license or passport, and, if asked, provide proof of share ownership as of the record date. We request that you please submit any questions you wish addressed at the Extraordinary Meeting in advance to chcquestions2015@chc.ca.

Information on how to vote in person at the Extraordinary Meeting is discussed below.

Who can vote at the Extraordinary Meeting?

Only shareholders of record at the close of business on October 20, 2015 will be entitled to vote at the Extraordinary Meeting. On this record date, there were          ordinary shares entitled to vote and approximately 643,548 convertible preferred shares entitled to vote on an as-converted basis. The holders of the convertible preferred shares have votes equivalent to 85,784,294 ordinary shares for a total of                     shares entitled to vote at the Extraordinary Meeting.

Shareholder of Record: Shares Registered in Your Name

If on October 20, 2015 your shares were registered directly in your name with CHC’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Extraordinary Meeting or vote by proxy. Whether or not you plan to attend the Extraordinary Meeting, we urge you to vote your shares either in person, electronically over the internet or by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 20, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for the purposes of voting at the Extraordinary Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Extraordinary Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Extraordinary Meeting unless you request and obtain a valid proxy from your broker or other agent.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Extraordinary Meeting. If any other matters are properly brought before the Extraordinary Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Against” the Reverse Share Split Proposal or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Extraordinary Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Extraordinary Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Extraordinary Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Extraordinary Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Extraordinary Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the voting control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on December 6, 2015 to be counted.

•	To vote through the internet, go to www.envisionreports.com/HELI to complete an electronic proxy card. You will be asked to provide the voting control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on December 6, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Extraordinary Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

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If you have any questions or need assistance with voting your shares, please call our proxy solicitor, Georgeson, toll-free at (800) 509-0957.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of October 20, 2015 and holders of our convertible preferred shares have the number of votes calculated on an as-converted basis in accordance with the rights and restrictions of the convertible preferred shares.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet, or in person at the Extraordinary Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the Reverse Share Split Proposal without your instructions as this is a non-routine matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on the matter presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Extraordinary Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. As the Reverse Share Split Proposal is a non-routine matter, we encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson Inc. will be paid its customary fee for certain shareholder meeting services of approximately $6,500 plus certain additional fees and out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Extraordinary Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to CHC Group Ltd.’s Corporate Secretary at 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands.

•	You may attend the Extraordinary Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for the 2016 Annual General Meeting of Shareholders?

To be considered for inclusion in the 2016 Annual General Meeting of Shareholder (“2016 Annual Meeting”) meeting proxy materials, your proposal must be submitted in writing by April 1, 2016, to Corporate Secretary; 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our Amended and Restated Memorandum and Articles of Association (the “Articles of Association”), if you wish to submit a proposal (including a director nomination) at the 2016 Annual Meeting, you must give notice of such proposal in writing and such proposal must be received by Corporate Secretary not before May 14, 2016 nor after June 13, 2016. However, if our 2016 Annual Meeting is held before August 12, 2016, or after October 11, 2016, notice by the shareholder must be received no later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made. You are also advised to review our Articles of Association, which contain additional requirements about advance notice of shareholder proposals and director nominations.

In addition, the proxy solicited by the Board for the 2016 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with our Articles of Association, if the 2016 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

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How are votes counted?

Votes will be counted by the inspector of election appointed for the Extraordinary Meeting, who will count the number of “For”, “Against”, abstentions and broker non-votes for the proposal. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total.

How many votes are needed to approve the Reverse Share Split Proposal?

To be approved, the Reverse Share Split Proposal must receive affirmative “For” votes from the holders of a majority of shares either present in person or represented by proxy, entitled to vote and voting. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

Under our Articles of Association, a quorum will be present if shareholders holding at least a majority of the issued and outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were           ordinary shares and approximately 643,548 convertible preferred shares entitled to vote for a total of                                                 outstanding shares entitled to vote at the Extraordinary Meeting. Thus, the holders of                shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend in person at the meeting. If there is no quorum, within half an hour from the time appointed for the Extraordinary Meeting, the Extraordinary Meeting will stand adjourned to the same day in the next week, at the same time and place.

How can I find out the results of the voting at the Extraordinary Meeting?

Preliminary voting results will be announced at the Extraordinary Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Extraordinary Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Extraordinary Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1: REVERSE SHARE SPLIT PROPOSAL

OVERVIEW

On October 8, 2015, the Board unanimously adopted resolutions (i) approving and declaring advisable a reverse share split of the Company’s ordinary shares at a ratio determined by our Board to be sufficient to cause the trading price of the Company’s ordinary shares to be between $10.50 and $14.50 based on the then trading value (the “reverse share split”), to be effected at the discretion of the Board on or before October 1, 2016, (ii) directing that the Reverse Share Split Proposal be submitted to the Company’s shareholders for their approval and (iii) recommending that the shareholders approve and adopt the Reverse Share Split Proposal.

If the Reverse Share Split Proposal is approved by the shareholders and the Board resolves to effect the reverse share split, the number of ordinary shares currently issued and outstanding and all ordinary shares that have not been issued (whether or not reserved for issuance) would be proportionally decreased based on the reverse share split ratio determined by the Board. Also, the total number of the Company’s authorized ordinary shares and, their par value, would adjust proportionally based on the reverse share split ratio determined by the Board. The total number of the Company’s authorized preferred shares (including the convertible preferred shares) and their par value would remain unchanged if the reverse share split is effected. Please see the table below under the section heading “Principal Effects of the Reverse Share Split” for an illustration of the effects of the proposed reverse share split.

Upon receiving shareholder approval, the Board has the sole discretion to elect, as it determines to be in the best interests of the Company, whether to effect the reverse share split at any time prior to October 1, 2016. If the Board elects to effect the reverse share split, it intends to set a reverse share split ratio such that after implementation of the reverse share split ratio, the trading price of the Company’s ordinary shares will be between $10.50 and $14.50. For an illustrative example for the potential low-, mid- and high-range for the reverse share split the Board could effect depending upon the current trading price of the Company’s ordinary shares on the date the Board makes its determination, see the table below.

Illustrative Trading Price of Ordinary Shares	Reverse Share Split Ratio to Achieve a Trading Price of $10.50	Reverse Share Split Ratio to Achieve a Trading Price of $12.50	Reverse Share Split Ratio to Achieve a Trading Price of $14.50
$0.25	42-for-1	50-for-1	58-for-1
$0.50	21-for-1	25-for-1	29-for-1
$0.75	14-for-1	16.67-for-1	19.33-for-1
$1.00	10.5-for-1	12.5-for-1	14.5-for-1

As described in greater detail below, the reverse share split is proposed to be effected to increase the price of the Company’s ordinary shares to, among other things, meet the $1.00 minimum trading price requirement for continued listing on the NYSE while maintaining compliance with other applicable NYSE continued listing standards. The Company currently expects that the Board will resolve that the Company effects a reverse share split after receipt of shareholder approval and with sufficient time to meet NYSE continued listing criteria. In the event the reverse share split is effected, the number of issued and outstanding ordinary shares and ordinary shares reserved for issuance would be reduced in accordance with the reverse share split ratio determined by the Board. Except for adjustments that may result from the treatment of fractional shares, each shareholder will hold the same percentage of the issued and outstanding ordinary shares immediately following the reverse share split as such shareholder held immediately prior to the reverse share split. As described in greater detail below under the section heading “Treatment of Fractional Shares”, as a result of the reverse share split, shareholders who do not hold sufficient ordinary shares to convert their holdings into one ordinary share based on the reverse share split ratio determined by the Board will no longer be shareholders of the Company on a post-split basis and will be paid in cash for such fractional shares.

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PURPOSE OF THE REVERSE SHARE SPLIT

NYSE Listing

The Company’s ordinary shares are currently listed on the NYSE under the symbol “HELI.” In order for our ordinary shares to continue trading on the NYSE, the Company must comply with various listing standards. On July 23, 2015, the Company received a notice from the NYSE that the average closing price of our ordinary shares was less than $1.00 over a consecutive 30 trading-day period, which $1.00 average closing price is required under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) for the continued listing of our ordinary shares on the NYSE. The Company has until January 23, 2016, six months from the date of receipt of this notice, to achieve compliance with the continued listing standards of Section 802.01C, otherwise the NYSE can commence suspension and delisting procedures with respect to our ordinary shares. The Company will be in compliance if, at the end of any calendar month during the six-month period, the Company has at least a $1.00 share price and has maintained a $1.00 average share price over the preceding 30 trading days. However, if the price deficiency is cured by the proposed reverse share split, the Company can also regain compliance if the price promptly exceeds $1.00 per share and the price remains above $1.00 for at least the following 30 trading days. The Company intends to work closely with the NYSE to regain compliance with NYSE continued listing standards.

As a result, on October 8, 2015, the Board approved the Reverse Share Split Proposal, and recommended its approval to the Company’s shareholders, for the following reasons:

•	the Board determined that the reverse share split is advisable and may be necessary for maintaining the continued listing of the Company’s ordinary shares on the NYSE;

•	the Board believes that continued listing of the Company’s ordinary shares on the NYSE provides enhanced confidence to investors and financing sources given the stringent listing, governance and disclosure requirements of the NYSE; and

•	the Board believes the reverse share split will provide a number of other benefits to the Company, including enhancing the desirability and marketability of the Company’s ordinary shares to the financial community and the investing public.

If the shareholders do not approve the Reverse Share Split Proposal and the closing price of the Company’s ordinary shares does not otherwise meet the $1.00 minimum average closing price requirement, the NYSE may initiate suspension and delisting procedures on or after January 23, 2016. The Reverse Share Split Proposal is not intended to cure the Company’s non-compliance with the NYSE’s global market capitalization listing standard, which is a separate listing standard that the Company must also regain compliance with in order to maintain the listing of its ordinary shares on the NYSE, as described in greater detail under the section heading “Risks Associated with the Reverse Share Split”.

In the event the Company’s ordinary shares are no longer listed on the NYSE, such securities may be traded over-the-counter on the “pink sheets.” The alternative market, however, is generally considered to be less efficient than, and not as broad as, the NYSE, and therefore less desirable. The Board has considered the potential harm to the Company of a delisting from the NYSE and believes that delisting could, among other things, have a significant negative effect on the trading volume, liquidity and market price of the Company’s ordinary shares. In addition, the delisting of the Company’s ordinary shares could adversely affect the Company’s ability to raise capital on terms acceptable to the Company or at all and could reduce the number of investors willing to hold or acquire the ordinary shares. Additionally, in the event the Company’s ordinary shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in the Company’s ordinary shares, further limiting the liquidity of the ordinary shares. Delisting could also adversely affect the Company’s relationships with customers and lenders who may perceive the Company’s business less favorably, which would have a detrimental effect on the Company’s relationships with these entities.

Reverse share splits are viewed by the NYSE as an acceptable way for companies to regain compliance with the minimum average share price requirement. Accordingly, the Board has concluded that if other efforts to increase the Company’s share price are not effective, reducing the number of the Company’s ordinary shares through a reverse share split might be necessary or appropriate in order to maintain the Company’s listing on the NYSE. As such, if shareholder approval is received, the Board expects to effect the reverse share split by way of consolidation with sufficient time to meet the NYSE continued listing criteria.

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Potential Increased Investor Interest

The Board believes that the Reverse Share Split Proposal will provide a number of benefits to the Company and its existing shareholders, which may lead to an increase in investor interest. Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in stocks that have low nominal prices or tend to discourage individual brokers from recommending low-priced stocks to their customers. Investors may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks. Furthermore, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Other Potential Benefits

Currently, the fees the Company pays to list its shares on the NYSE are based on the number of ordinary shares the Company has issued and outstanding. Reducing the number of ordinary shares that are issued and outstanding and that will be issued in the future may reduce the annual fees the Company has to pay to the NYSE. Additionally, a higher share price may help the Company attract and retain employees as the Board believes that some potential employees are less likely to work for a company with a low share price.

BOARD DISCRETION TO IMPLEMENT REVERSE SHARE SPLIT

The Board believes that shareholder approval to effect a reverse share split at a ratio sufficient to cause the trading price of the Company’s ordinary shares to be between $10.50 and $14.50 based on the then trading value (rather than of an exact reverse share split ratio) provides the Board with the needed flexibility to achieve the purposes of the reverse share split. If the shareholders approve the Reverse Share Split Proposal, the reverse share split would be effected, if at all, only upon the determination by the Board that the reverse share split is in the best interests of the Company at that time. In connection with any determination to effect the reverse share split, the Company would publicly disclose the specific ratio and Effective Date the Board selects. If the shareholders approve the Reverse Share Split Proposal, the Board reserves the right to elect not to proceed with the reverse share split if it determines in its sole discretion that the proposal is no longer in the best interests of the Company.

EFFECTIVE DATE

If the Reverse Share Split Proposal is approved by the shareholders and the Board exercises its discretion to effect the reverse share split at any time before October 1, 2016, the reverse share split will become effective as of such the date and time that the Board shall determine (the “Effective Date”), without any further action on the part of the Company’s shareholders and without regard to the date that any shareholder physically surrenders their share certificate, if any, representing pre-split ordinary shares for certificates representing post-split ordinary shares. The Board, in its discretion, may delay or decide against effecting the reverse share split without resoliciting shareholder approval. It is currently anticipated that if shareholder approval is obtained for the Reverse Share Split Proposal, the Board would resolve that the Company effects the foregoing as soon as practicable after obtaining such approval.

PRINCIPAL EFFECTS OF THE REVERSE SHARE SPLIT

If approved and effected, the reverse share split will take effect simultaneously and in the same ratio for all of the Company’s ordinary shares. The reverse share split will affect all holders of the Company’s ordinary shares uniformly and will not affect any holder’s percentage ownership interest in the Company, except to the extent the reverse share split would result in any holder of ordinary shares receiving cash in lieu of fractional shares as described below. The Company’s ordinary shares issued pursuant to the reverse share split will remain fully paid and non-assessable. The par value per share of the Company’s ordinary shares as well as the number of the Company’s authorized ordinary shares would be proportionally adjusted to reflect the reverse share split ratio determined by the Board. In addition, the reverse share split will not affect any shareholders’ proportional voting power or rights to dividends and distributions (subject to the treatment of fractional shares). For example, a holder of 1% of the voting power of the ordinary shares immediately prior to the reverse share split would continue to hold approximately 1% of the voting power of the ordinary shares immediately after the reverse share split. The number of shareholders of record also will not be affected by the proposed reverse share split (except to the extent that the reverse share split would result in any shareholders owning only a fractional share as described below under the section heading “Treatment of Fractional Shares”).

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The principal effects of the reverse share split will be that:

•	depending on the ratio for the reverse share split determined by the Board, a set number of the Company’s ordinary shares owned by a shareholder will be combined into one ordinary share (for instance, if the Board sets a reverse share split ratio of 15-1, each 15 of the Company’s ordinary shares owned by a shareholder will be combined into one ordinary share);

•	based upon the reverse share split ratio determined by the Board, proportional adjustments will be made to the number of ordinary shares available for issuance under the CHC Group Ltd. 2013 Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”) and those subject to outstanding equity awards (including share options, performance awards, restricted share grants and share appreciation rights), as described below in the section entitled “Effects on Equity Awards”); and

•	based upon the reverse share split ratio determined by the Board, proportional adjustments will be made to the per-share conversion price of the Company’s convertible preferred shares.

The reverse share split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse share split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. The reverse share split may result in some shareholders owning “odd-lots” of less than 100 ordinary shares. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 ordinary shares.

Effect on Ordinary Shares

The below table illustrates the effects of a 21-for-1, 25-for-1 and 29-for-1 reverse share split, which reflects the low-end, mid-point and high-end of the reverse share split range the Board could effect assuming the Company’s ordinary shares as of the close of trading on the day the Board determines the reverse share split ratio are trading at $0.50, on the Company’s ordinary shares as of October 20, 2015, including the approximate number of ordinary shares that would be (i) issued and outstanding, (ii) authorized but reserved for issuance upon exercise of outstanding equity awards pursuant to the Omnibus Incentive Plan, (iii) authorized but reserved for issuance under the Omnibus Incentive Plan (but not subject to outstanding equity awards), (iv) held by holders of convertible preferred shares on an as-converted basis and (v) authorized and neither issued and outstanding nor reserved for issuance.

	Pre-Reverse Share Split	Reverse Share Split Ratio 21-for-1	Reverse Share Split Ratio 25-for-1	Reverse Share Split Ratio 29-for-1
Ordinary Shares Issued and Outstanding
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards under the Omnibus Incentive Plan
Reserved under the Omnibus Incentive Plan (but not Subject to Outstanding Equity Awards under the Omnibus Incentive Plan)
Ordinary Shares held by the holders of Convertible Preferred Shares, on an as-converted basis
Number of Authorized Ordinary Shares neither Issued and Outstanding or Reserved for Issuance

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If and when the reverse share split is effected, the par value per share of the Company’s ordinary shares as well as the number of the Company’s authorized ordinary shares would be proportionally adjusted to reflect the reverse share split ratio determined by the Board. As a result of the reduction in the authorized ordinary shares that will occur if and when the reverse share split is effected, the same approximate proportion of authorized but unissued ordinary shares to ordinary shares authorized and issued (or reserved for issuance) would be maintained as of the Effective Date.

Effect on Preferred Shares

Currently, the Company is authorized to issue up to a total of 500,000,000 preferred shares of a nominal or par value of $0.0001. Five million of such shares are designated as convertible preferred shares and have the rights and restrictions set out in the Company’s Rights and Restrictions of the Convertible Preferred Shares of CHC Group Ltd. Establishing the Terms of the Convertible Preferred Shares (the “Preferred Share Rights Agreement”) and 643,548 convertible preferred shares, all of which are held by CD&R CHC Holdings, L.P., are currently issued and outstanding. The reverse share split will not impact the total authorized number of preferred shares or convertible preferred shares nor impact the number of convertible preferred shares outstanding. However, based on the reverse share split ratio determined by the Board, proportional adjustments will be made to the per-share conversion price of the convertible preferred shares into ordinary shares. The reverse share split will not affect the convertible preferred shareholders’ percentage ownership interest in the Company.

Effect on Equity Awards

Under the Omnibus Incentive Plan, the Compensation Committee of the Board, or the Board as a whole, has the sole discretion to determine the appropriate adjustments to outstanding equity awards and to the provisions of the Omnibus Incentive Plan in the event of a reverse share split. Should the shareholders approve the Reverse Share Split Proposal, the Board has approved proportionate adjustments to the number of shares outstanding and available for issuance under the Omnibus Incentive Plan and proportionate adjustments to the exercise price, grant price or purchase price and other appropriate terms relating to any awards under the Omnibus Incentive Plan, as of the Effective Date, based on the reverse share split ratio determined by the Board.

The number of ordinary shares available for issuance under the Omnibus Incentive Plan, and provided under each of the limitations in Section 5 thereof, will be proportionally adjusted to reflect the reverse share split ratio determined by the Board, provided that if such number of ordinary shares is not evenly divisible (in other words, it would result in a fractional interest following the reverse share split), the number of ordinary shares will be rounded up to the nearest whole share.

The number of ordinary shares subject to each outstanding equity award under the Omnibus Incentive Plan will be proportionally adjusted to reflect the reverse share split ratio determined by the Board, provided that if such number of ordinary shares is not evenly divisible, the resulting number of ordinary shares will be rounded down to the nearest whole share. Additionally, the exercise price of any share options outstanding under the Omnibus Incentive Plan will be proportionally adjusted to reflect the reverse share split ratio determined by the Board, rounded up to the nearest whole cent. There would be no changes to the vesting dates for existing equity awards. For illustrative purposes, if the Board effects a 21-for-1 reverse share split, an outstanding share option for 1,000 ordinary shares, exercisable at $1.10 per share, would be adjusted into an option exercisable for 47 ordinary shares at an exercise price of $23.10 per share. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse share split.

RISKS ASSOCIATED WITH THE REVERSE SHARE SPLIT

The Company expects that the reverse share split will increase the market price of its ordinary shares; however, the Company cannot be certain whether the reverse share split will lead to a sustained increase in the trading price or the trading market for the Company’s ordinary shares. The share performance of similar share split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of the Company’s ordinary shares after the reverse share split will rise in proportion to the reduction in the number of ordinary shares outstanding before the reverse share split;

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•	the market price per share will exceed the $1.00 minimum closing price as required by Section 802.01C or that the Company would otherwise regain compliance with the continued listing standards of NYSE;

•	the reverse share split will result in a per share price that will attract more brokers and investors;

•	the reverse share split will result in a per share price that will increase the Company’s ability to attract and retain employees; and

•	the reverse share split will increase the trading market for our ordinary shares, particularly if the share price does not increase as a result of the reduction in the number of ordinary shares available in the public market.

The market price of the Company’s ordinary shares will also be based on the Company’s performance and other factors, some of which are unrelated to the reverse share split. If the reverse share split is effected and the market price of the Company’s ordinary shares declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse share split.

The total market capitalization of the Company’s ordinary shares after implementation of the reverse share split, when and if implemented, may also be lower than the total market capitalization before the reverse share split. Furthermore, the liquidity of the ordinary shares could be adversely affected by the reduced number of shares that would be issued and outstanding after the reverse share split. This could impair the Company’s ability to regain compliance with the NYSE Listing Manual Section 802.01B (“Section 802.01B”). On August 28, 2015, the Company received a notice from the NYSE that it was not in compliance with Section 802.01B as the Company failed to maintain an average global market capitalization greater than $50 million over a 30 trading-day period and shareholders’ equity greater than $50 million, each as calculated by the NYSE. The Company submitted a plan to the NYSE on October 12, 2015 demonstrating how it intends to regain compliance with this standard by February 28, 2017. The NYSE has until November 26, 2015 to review and determine whether to accept the plan. If the NYSE decides not to accept the plan, if the Company fails to make satisfactory progress consistent with the plan or if the Company fails to regain compliance with the continued listing standards by February 28, 2017, the NYSE may commence suspension and delisting procedures with respect to the Company’s ordinary shares. There can be no guarantee that if the Company effects the reverse share split to regain compliance with Section 802.01C, that it will also regain compliance with Section 802.01B. In addition, there are other continued listing standards the Company must comply with, such as requirements regarding the number of shareholders and trading volume. Although the Board will take these into consideration when it determines whether or not to undertake the reverse share split and which ratio to select, there is a risk the Company’s ordinary shares may be delisted by the NYSE despite regaining compliance with Section 802.01C.

PROCEDURES FOR EFFECTING THE REVERSE SHARE SPLIT AND EXCHANGE OF SHARE CERTIFICATES, IF APPLICABLE

As soon as practicable after the Effective Date, shareholders will be notified that the reverse share split has been effected. Shareholders who hold uncertificated shares as of the Effective Date (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the DTCC’s Direct Registration System to give effect to the reverse share split. If your shares are held in “street name” through a broker, bank or other nominee, the number of shares you hold as of the Effective Date will automatically be adjusted by your broker, bank or other nominee to reflect the reverse share split. The Company intends to treat shareholders holding our ordinary shares in “street name” in the same manner as shareholders of record whose ordinary shares are registered in their names. “Street name” holders should contact their broker, bank or other nominee for more information.

Some shareholders have been issued physical share certificates or hold their ordinary shares in a combination of certificated shares and uncertified shares held in book-entry form. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of share certificates, if applicable. If you are a shareholder holding share certificates for pre-split ordinary shares, you will receive a transmittal letter from the Company’s exchange agent as soon as practicable after the effective time of the reverse share split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split ordinary shares for a statement of holding. When you submit your certificate representing the pre-split ordinary shares, your post-split ordinary shares will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new share certificate, you will receive a statement of holding that indicates the number of post-split ordinary shares you own in book-entry form. The Company will no longer issue physical share certificates unless you make a specific request for a share certificate representing your post-split ownership interest, and the Board agrees with such request. Pursuant to applicable rules of the NYSE, your old certificates representing pre-split ordinary shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your old certificates in order to effect transfers or deliveries of your post-split ordinary shares on the NYSE.

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SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Until surrendered as contemplated herein, a shareholder’s old certificates shall be deemed at and after the Effective Date to represent the number of full ordinary shares resulting from the reverse share split. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described below under “Treatment of Fractional Shares.” Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificates for exchange, shareholders will not receive any other distributions, if any, that may be declared and payable to holders of record following the reverse share split, including any payments in lieu of fractional shares to be issued to shareholders as applicable. Any shareholder whose old certificates have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates. No service charges, brokerage commissions or transfer taxes shall be required to be paid by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificates.

After the Effective Date, the Company’s ordinary shares will have a new CUSIP number.

TREATMENT OF FRACTIONAL SHARES

If, as a result of the reverse share split, a registered shareholder would become entitled to a fractional share, such shareholder will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Shareholders will not be entitled to receive interest for the period of time between the Effective Date and the date payment is received. No transaction costs will be assessed by the Company to shareholders for the cash payment. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws.

The Company plans to cause its transfer agent to aggregate all fractional share interest following the reverse share split and sell the fractional shares resulting therefrom into the market. The total amount of cash that will be paid to shareholders who would otherwise hold fractional shares following the reverse share split will be an amount equal to the net proceeds (after customary brokerage commissions and expenses) attributable to such sale. Shareholders who would otherwise hold fractional shares as a result of the reverse share split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

The ownership of a fractional interest that is so aggregated and sold will not give the relevant shareholder any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange. For a discussion of the treatment of equity awards under the Omnibus Incentive Plan, please see the section above under the heading “Effect on Equity Awards.”

As a result of the reverse share split, shareholders who, as of the Effective Date, hold less ordinary shares than required to convert their shareholdings into one ordinary share based on the reverse share split ratio determined by the Board, will no longer be shareholders of the Company on a post-split basis. For example, if the Board determines to effect a reverse share split at a ratio of 15-for-1, any holder of 14 or fewer ordinary shares of the Company prior to the effectiveness of the reverse share split would only be entitled to receive cash for the fractional ordinary share such shareholder would otherwise hold on a post-split basis. Reducing the number of post-split shareholders, however, is not the purpose of the Reverse Share Split Proposal.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT

The following is a discussion of certain U.S. federal income tax considerations relating to the reverse share split that may be relevant to U.S. Holders (as defined below) that hold their ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that are not U.S. Holders, Holders that hold ordinary shares as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of ordinary shares that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax considerations relating to the reverse share split will depend in part upon the status and activities of such entity and the particular partner (or other owner). Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners (or other owners) relating to the reverse share split.

No ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE REVERSE SHARE SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

U.S. Holders

Reduction of Ordinary Shares. A U.S. Holder generally should not recognize gain or loss upon the reverse share split, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate tax basis in the ordinary shares held by such U.S. Holder immediately after the reverse share split should equal the aggregate tax basis of the ordinary shares held by such U.S. Holder immediately before the reverse share split (excluding any portion of such basis that is allocated to any fractional shares), and such U.S. Holder’s holding period in the ordinary shares held by such U.S. Holder immediately after the reverse share split should include the holding period in the ordinary shares held by such U.S. Holder immediately before the reverse share split. Holders of ordinary shares acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of fractional shares pursuant to the reverse share split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in such fractional shares. Such capital gain or loss generally should be long term capital gain or loss if the U.S. Holder’s holding period for such shares exceeded one year at the Effective Date.

Information Reporting and Backup Withholding. Information returns may be required to be filed with the IRS with respect to the receipt of cash in lieu of fractional shares pursuant to the reverse share split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld from a U.S. Holder under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

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OTHER MATTERS

Accounting Matters

The current par value per share of the Company’s ordinary shares of $0.0001 as well as the number of the Company’s authorized ordinary shares would be proportionally adjusted to reflect the reverse share split ratio determined by the Board. If, for example, the Board effects a reverse share split of 20-for-1, the par value of the ordinary shares would adjust to $0.0020 and the number of authorized ordinary shares of the Company would adjust from 1,500,000,000 to 75,000,000 ordinary shares. The authorized share capital on the Company’s balance sheet attributable to the Company’s ordinary shares will remain unchanged. The per share ordinary share net loss will be increased because there will be fewer ordinary shares issued and outstanding.

No Appraisal Rights

Under Cayman law, the holders of the ordinary shares will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Share Split Proposal.

Interests of Certain Persons in the Reverse Share Split Proposal

Certain of the Company’s officers and directors have an interest in the Reverse Share Split Proposal as a result of their ownership of the Company’s ordinary shares. However, the Company does not believe that the officers and directors have interests in the Reverse Share Split Proposal that are different from or greater than those of any of our other shareholders.

Required Vote

The affirmative vote of the holders of a simple majority of the issued and outstanding shares as of the record date, either present in person or represented by proxy, entitled to vote and voting at the Extraordinary Meeting is required to approve the Reverse Share Split Proposal.

Recommendation of our Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE SHARE SPLIT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of October 20, 2015 by: (i) each director and nominee for director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o CHC Group Ltd., 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands.

Beneficial Ownership
Name of Beneficial Owner	Number	%
CHC Cayman(1)
CD&R Holdings(2)
Invesco Ltd. (3)
Directors and Executive Officers:
William J. Amelio (4)
Francis S. Kalman(5)
Jonathan Lewis(6)
Peter Bartolotta (7)
Joan S. Hooper(8)
Michael J. O’Neill(9)
William Schrader(10)
Karl Fessenden
Hooman Yazhari
Lee Eckert
Juan Gallo
John Krenicki, Jr. (11)
Nathan K Sleeper (11)
Robert C. Volpe (11)
Jeffrey K. Quake (12)
Dod E. Wales (12)
Juan D. Vargas (12)
John A. McKenna Jr. (13)
Directors and executive officers as a group ( persons)

*	Represents beneficial ownership of less than 1% of the outstanding ordinary shares.

(1)

CHC Cayman refers to 6922767 Holding (Cayman) Inc., the holding company through which First Reserve and its affiliates acquired our predecessor in 2008. The issued and outstanding equity securities of CHC Cayman consist of 1,845,561,418 of Ordinary A shares, 7,618,905 of Ordinary B shares and 289,000 of Special shares. The total amount of shares reported excludes approximately 85,784,294 ordinary shares held by CD&R Holdings on an as-converted basis that CHC Cayman may be deemed to beneficially own because CD&R Holdings and CHC Cayman comprise a “group” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of

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1934 and CHC Cayman expressly disclaims beneficial ownership of these shares. Per SEC rules, the percentage of beneficial ownership by CHC Cayman does not factor in the shares beneficially owned by CD&R Holdings. If such shares were included in the calculation, CHC Cayman’s beneficial ownership percentage would be         %. Funds affiliated with First Reserve own an approximate 99.6% economic and voting interest in CHC Cayman. 1,845,561,417 Ordinary A shares of CHC Cayman are held by Horizon Alpha Limited, or Horizon Alpha, FR XI Horizon Co-Investment I, L.P., or FR XI Horizon Co-Investment I, and FR XI Horizon Co-Investment II, L.P., or FR XI Horizon Co-Investment II. The equity interests of Horizon Alpha are held by First Reserve Fund XII, L.P., or First Reserve Fund XII, FR XII-A Parallel Vehicle, L.P., or FR XII-A and FR Horizon AIV, L.P., or FR Horizon AIV. The general partner of First Reserve Fund XII and FR XII-A is First Reserve GP XII, L.P., whose general partner is First Reserve GP XII Limited. The general partner of FR Horizon AIV is FR Horizon GP, L.P. and the general partner of FR Horizon GP, L.P. is FR Horizon GP Limited. Each of First Reserve GP XII Limited and FR Horizon GP Limited is wholly-owned by First Reserve’s senior managing directors. The general partner of each of FR XI Horizon Co-Investment I and FR XI Horizon Co-Investment II is FR XI Offshore GP Limited. The members of FR XI Offshore GP Limited are First Reserve’s senior managing directors. Each of such First Reserve entities may be deemed to beneficially own the shares beneficially owned by Horizon Alpha, FR XI Horizon Co-Investment I and FR XI Horizon Co-Investment II directly or indirectly controlled by it, but each disclaims beneficial ownership of such shares. The address of each of the entities listed in this footnote is c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, Connecticut 06830.

(2)	CD&R Holdings refers to CD&R CHC Holdings, L.P., which is the beneficial owner of approximately 85,784,294 Ordinary Shares on an as-converted basis as of October 20, 2015, which are issuable upon conversion, at the option of the holder, of approximately 643,548 Preferred Shares that are held directly by CD&R Holdings, taking into account preferred dividends that have accrued as of October 20, 2015. However, the number of ordinary voting shares CD&R Holdings is entitled to upon conversion of its Preferred Shares is subject to a 49.9% cap, with the remaining shares not issued due to this limitation issued as non-voting ordinary shares, par value $0.0001 per share. The total amount of shares reported excludes Ordinary Shares held by CHC Cayman that CD&R Holdings may be deemed to beneficially own because CD&R Holdings and CHC Cayman comprise a “group” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 and CD&R Holdings expressly disclaims beneficial ownership of these shares. CD&R Investment Associates IX, Ltd. (“CD&R Holdings GP”), as the general partner of CD&R Holdings, may be deemed to beneficially own the Convertible Preferred Shares held by CD&R Holdings. CD&R Holdings GP expressly disclaims beneficial ownership of the shares held by CD&R Holdings, except to the extent of its pecuniary interest therein. The address for each of CD&R Holdings and CD&R Holdings GP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House., South Church Street, George Town, Grand Caymans, KY1-1104, Cayman Islands.

(3)	The indicated ownership is based on a Schedule 13G filed with the SEC by Invesco Ltd. on February 10, 2015, reporting beneficial ownership as of January 31, 2015. According to the Schedule 13G, the reporting persons beneficially own a total of 8,322,374 ordinary shares. The Schedule 13G filed by Invesco Ltd. provides information only as of January 31, 2015, and consequently, the beneficial ownership of the above-mentioned reporting persons may have changed between January 31, 2015 and July 23, 2015. According to the Schedule 13G, Invesco Ltd.’s address is 1555 Peachtree Street NE, Atlanta, GA 30309.

(4)	The indicated ownership is based on Mr. Amelio’s holdings as of June 26, 2015, which is when Mr. Amelio transferred his shares into a personal brokerage account. In addition to the amounts listed in the table, Mr. Amelio holds 2,000,000 Ordinary B shares of CHC Cayman. Mr. Amelio ceased to be an officer of the Company effective as of February 4, 2015.

(5)	In addition to the amounts listed in the table, Mr. Kalman holds unvested restricted share units of the Company. Mr. Kalman will be resigning as a director of the Company effective as of October 31, 2015.

(6)	Mr. Lewis holds (a) vested Restricted Share Units (which units are not included in the table because shares will not be issued under the awards until the earlier to occur of (i) June 18, 2017 and the date of a change in control as to units, and (ii) February 2, 2018 and the date of a change in control as to units) and (b) unvested restricted share units of the Company.

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(7)	In addition to the amounts listed in the table, Mr. Bartolotta holds (a) vested restricted share units of CHC Cayman and (b) Ordinary B shares of CHC Cayman. Mr. Bartolotta ceased to be an officer of the Company effective as of May 16, 2015.

(8)	In addition to the amounts listed in the table, Ms. Hooper holds (a) vested restricted share units of CHC Cayman and (b) Ordinary B shares of CHC Cayman. Ms. Hooper ceased to be an officer of the Company effective as of July 15, 2015.

(9)	In addition to the amounts listed in the table, Mr. O’Neill holds (a) vested restricted share units of CHC Cayman and (b) Ordinary B shares of CHC Cayman. Mr. O’Neill ceased to be an officer of the Company effective as of March 16, 2015.

(10)	In addition to the amounts listed in the table, Mr. Schrader holds unvested restricted share units of the Company.

(11)	Does not include shares held by CD&R Holdings. Messrs. Volpe, Krenicki and Sleeper are directors of the Company. Messrs. Sleeper and Krenicki are partners of CD&R and Mr. Volpe is a principal of CD&R. They expressly disclaim beneficial ownership of the shares held by CD&R Holdings. The address for these directors is 375 Park Avenue, New York, New York 10152.

(12)	Messrs. Wales, Quake and Vargas are directors of the Company. Messrs. Wales, Quake and Vargas are each employees of First Reserve, but each disclaims beneficial ownership of the shares beneficially owned by First Reserve. The address for Messrs. Wales, Quake and Vargas is c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, Connecticut 06830.

(13)	Effective as of October 31, 2015, Mr. McKenna will serve as a director of the Company and will be granted 100,000 unvested restricted share units. As of October 20, 2015, Mr. McKenna beneficially owns shares of the Company.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Extraordinary Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Extraordinary Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, brokers with account holders who are the Company’s shareholders may be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Laura Campbell, Director, Investor Relations at 4740 Agar Drive, Richmond, BC, Canada V7B 1A3 or contact the same at +1 (604) 232-7316. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Extraordinary Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Hooman Yazhari
Senior Vice President, Legal and Administration

October      , 2015

A copy of the Proxy Statement is available without charge upon written request to: Corporate Secretary, CHC Group Ltd., 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands.

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CHC GROUP LTD.

IMPORTANT EXTRAORDINARY MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 6, 2015.

Vote by Internet

- Go to **www.envisionreports.com/HELI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Extraordinary Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Extraordinary Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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